Exhibit 99.1

Ambarella, Inc. Announces Second Quarter Fiscal Year 2020 Financial Results

Contact:

Louis Gerhardy

408.636.2310

lgerhardy@ambarella.com

August 29, 2019 — Santa Clara, Calif. — Ambarella, Inc. (NASDAQ: AMBA), a leading developer of low-power and high-resolution human and computer vision solutions, today announced financial results for its second quarter of fiscal year 2020 ended July 31, 2019.

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Revenue for the second quarter of fiscal 2020 was $56.4 million, down 9.7% from $62.5 million in the same period in fiscal 2019. For the six months ended July 31, 2019, revenue was $103.6 million, down 13.2% from $119.4 million for the six months ended July 31, 2018.

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Gross margin under U.S. generally accepted accounting principles (GAAP) for the second quarter of fiscal 2020 was 57.5%, compared with 60.8% for the same period in fiscal 2019. For the six months ended July 31, 2019, GAAP gross margin was 58.2%, compared with 61.1% for the six months ended July 31, 2018.

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GAAP net loss for the second quarter of fiscal 2020 was $10.2 million, or loss per diluted ordinary share of $0.31, compared with GAAP net loss of $6.9 million, or loss per diluted ordinary share of $0.21, for the same period in fiscal 2019. GAAP net loss for the six months ended July 31, 2019 was $27.5 million, or loss per diluted ordinary share of $0.84. This compares with GAAP net loss of $16.9 million, or loss per diluted ordinary share of $0.51, for the six months ended July 31, 2018.

Financial results on a non-GAAP basis for the second quarter of fiscal 2020 are as follows:

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Gross margin on a non-GAAP basis for the second quarter of fiscal 2020 was 58.1%, compared with 61.4% for the same period in fiscal 2019. For the six months ended July 31, 2019, non-GAAP gross margin was 58.8%, compared with 61.6% for the six months ended July 31, 2018.

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Non-GAAP net income for the second quarter of fiscal 2020 was $7.3 million, or earnings per diluted ordinary share of $0.21. This compares with non-GAAP net income of $8.5 million, or earnings per diluted ordinary share of $0.25, for the same period in fiscal 2019. Non-GAAP net income for the six months ended July 31, 2019 was $7.5 million, or earnings per diluted ordinary share of $0.22. This compares with non-GAAP net income of $13.1 million, or earnings per diluted ordinary share of $0.38, for the six months ended July 31, 2018.

Based on information available as of today, Ambarella is offering the following guidance for the third quarter of fiscal year 2020, ending October 31, 2019:

•	Revenue is expected to be between $63.0 million and $67.0 million.

•	Gross margin on a non-GAAP basis is expected to be between 56.0% and 58.0%.

•	Operating expenses on a non-GAAP basis are expected to be between $30.0 million and $32.0 million.

Ambarella reports gross margin, net income (loss) and earnings (losses) per share in accordance with GAAP and, additionally, on a non-GAAP basis. Non-GAAP financial information excludes the impact of stock-based compensation adjusted for the associated tax impact, which includes the effect of any benefits or shortfalls recognized. A reconciliation of the GAAP to non-GAAP gross margin, net income (loss) and earnings (losses) per share numbers for the periods presented, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this press release.

Total cash, cash equivalents and marketable debt securities on hand at the end of the second fiscal quarter of 2020 was $375.8 million, compared with $366.2 million in the prior quarter and $376.0 million at the end of the same quarter a year ago.

“Our confidence in our fiscal year 2020 outlook has increased, despite the geopolitical uncertainty,” said Fermi Wang, President and CEO. “Most importantly, we continue to demonstrate strong progress on our strategy to transform from a pure video processing company to an artificial intelligence (“AI”) video company. During the second quarter, we commenced mass production CV system-on-a-chip (“SoC”) shipments into the automotive market and CV25 became our second CV SoC to generate mass production revenue. We continue to have strong confidence in the three waves of CV revenue we have previously described.”

Stock Repurchase

In the second quarter of fiscal year 2020, the company did not repurchase shares under a $50.0 million repurchase program through June 30, 2020.

Quarterly Conference Call

Ambarella plans to hold a conference call at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time today with Fermi Wang, President and Chief Executive Officer, and Casey Eichler, Chief Financial Officer, to discuss the second quarter of fiscal year 2020 results. The call can be accessed by dialing 877-304-8963 in the USA; international callers should dial 760-666-4834. Please dial in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Ambarella’s website at http://www.ambarella.com/ for up to 30 days after the call.

About Ambarella

Ambarella’s products are used in a wide variety of human and computer vision applications, including security camera, advanced driver assistance (ADAS), electronic mirror, drive recorder, driver/cabin monitoring, autonomous driving, and other robotic applications. Ambarella’s low-power and high-resolution video compression, image processing, and deep neural network processors and software enable cameras to become more intelligent by extracting valuable data from high-resolution video streams. For more information, please visit www.ambarella.com.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are not historical facts and often can be identified by terms such as “outlook,” “projected,” “intends,” “will,” “estimates,” “anticipates,” “expects,” “believes,” “could,” or similar expressions, including the guidance for the third quarter of fiscal year 2020 ending October 31, 2019, and the comments of our CEO relating to the company’s outlook for fiscal year 2020, the company’s ability to transform from a pure video processing company to an AI video company, future computer vision market trends and our ability to successfully compete in such markets. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance.

The risks and uncertainties referred to above include, but are not limited to, risks associated with global economic and political conditions, including possible trade tariffs and restrictions; revenue being generated from new customers or design wins, neither of which is assured; the commercial success of our customers’ products; our growth strategy; our ability to anticipate future market demands and future needs of our customers; our ability to introduce new and enhanced solutions; our ability to develop, and to generate revenue from, new advanced technologies, such as computer vision functionality; our ability to retain and expand customer relationships and to achieve design wins; the expansion of our current markets and our ability to successfully enter new markets, such as the OEM automotive and robotics markets; anticipated trends and challenges, including competition, in the markets in which we operate; our ability to effectively manage growth; our ability to retain key employees; and the potential for intellectual property disputes or other litigation.

Further information on these and other factors that could affect our financial results is included in the company’s Annual Report on Form 10-K for our 2019 fiscal year, which is on file with the Securities and Exchange Commission. Additional information will also be set forth in the company’s quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings the company makes with the Securities and Exchange Commission from time to time, copies of which may be obtained by visiting the Investor Relations portion of our web site at www.ambarella.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. The results we report in our Quarterly Report on Form 10-Q for the second fiscal quarter ended July 31, 2019 could differ from the preliminary results announced in this press release.

Ambarella assumes no obligation and does not intend to update the forward-looking statements made in this press release, except as required by law.

Non-GAAP Financial Measures

The company has provided in this release non-GAAP financial information including non-GAAP gross margin, net income, and earnings per share, as a supplement to the condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the company’s financial results to assess operational performance and liquidity. The company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the company uses in making operating decisions and because the company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

With respect to its financial results for the second quarter of fiscal year 2020, the company has provided below reconciliations of its non-GAAP financial measures to its most directly comparable GAAP financial measures. With respect to the company’s expectations for the third quarter of fiscal year 2020, a reconciliation of non-GAAP gross margin and non-GAAP operating expenses guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to the charges excluded from these non-GAAP measures. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

AMBARELLA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
Revenue	$56,410	$62,474	$103,598	$119,412
Cost of revenue	23,973	24,461	43,308	46,507

Gross profit	32,437	38,013	60,290	72,905

Operating expenses:
Research and development	30,420	32,129	63,437	63,793
Selling, general and administrative	12,425	12,566	25,502	25,744

Total operating expenses	42,845	44,695	88,939	89,537
Loss from operations	(10,408)	(6,682)	(28,649)	(16,632)
Other income, net	2,195	732	4,391	1,524

Loss before income taxes	(8,213)	(5,950)	(24,258)	(15,108)
Provision for income taxes	1,978	927	3,244	1,775

Net loss	$(10,191)	$(6,877)	$(27,502)	$(16,883)

Net loss per share attributable to ordinary shareholders:
Basic	$(0.31)	$(0.21)	$(0.84)	$(0.51)

Diluted	$(0.31)	$(0.21)	$(0.84)	$(0.51)

Weighted-average shares used to compute net loss per share attributable to ordinary shareholders:
Basic	32,860,974	33,219,152	32,676,509	33,276,976

Diluted	32,860,974	33,219,152	32,676,509	33,276,976

The following table presents details of stock-based compensation expense included in each functional line item in the condensed consolidated statements of operations above:

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
	(unaudited, in thousands)
Stock-based compensation:
Cost of revenue	$320	$317	$587	$632
Research and development	10,501	9,367	20,705	18,127
Selling, general and administrative	5,379	5,446	11,368	10,566

Total stock-based compensation	$16,200	$15,130	$32,660	$29,325

AMBARELLA, INC.

RECONCILIATION OF GAAP TO NON-GAAP DILUTED EARNINGS PER SHARE

(in thousands, except share and per share data)

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
	(unaudited)
GAAP net loss	$(10,191)	$(6,877)	$(27,502)	$(16,883)
Non-GAAP adjustments:
Stock-based compensation expense	16,200	15,130	32,660	29,325
Income tax effect	1,254	272	2,371	618

Non-GAAP net income	$7,263	$8,525	$7,529	$13,060

GAAP — diluted weighted average shares	32,860,974	33,219,152	32,676,509	33,276,976
Non-GAAP — diluted weighted average shares	33,905,612	34,162,690	33,684,324	34,337,641

GAAP — diluted net loss per share	$(0.31)	$(0.21)	$(0.84)	$(0.51)
Non-GAAP adjustments:
Stock-based compensation expense	0.49	0.46	1.00	0.88
Income tax effect	0.04	0.01	0.07	0.02
Effect of Non-GAAP — diluted weighted average shares	(0.01)	(0.01)	(0.01)	(0.01)
Non-GAAP — diluted net income per share	$0.21	$0.25	$0.22	$0.38

The difference between GAAP and non-GAAP gross margin was 0.6% and 0.6%, or $320,000 and $317,000, for the three months ended July 31, 2019 and 2018, respectively. The difference between GAAP and non-GAAP gross margin was 0.6% and 0.5%, or $587,000 and $632,000, for the six months ended July 31, 2019 and 2018, respectively. The differences were due to the effect of stock-based compensation.

AMBARELLA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	July 31, 2019	January 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$222,693	$194,047
Marketable debt securities	153,109	164,861
Accounts receivable, net	27,940	26,212
Inventories	17,376	18,252
Restricted cash	9	11
Prepaid expenses and other current assets	4,491	6,206

Total current assets	425,618	409,589
Property and equipment, net	6,105	6,728
Deferred tax assets, non-current	10,417	10,587
Intangible assets, net	9,008	10,936
Operating lease right-of-use assets, net	7,237	—
Goodwill	26,601	26,601
Other non-current assets	5,246	2,412

Total assets	$490,232	$466,853

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	18,912	12,801
Accrued and other current liabilities	24,432	24,700
Operating lease liabilities, current	2,260	—
Income taxes payable	1,083	993
Deferred revenue, current	553	529

Total current liabilities	47,240	39,023
Operating lease liabilities, non-current	5,100	—
Other long-term liabilities	9,431	8,341

Total liabilities	61,771	47,364

Shareholders’ equity:
Preference shares	—	—
Ordinary shares	15	15
Additional paid-in capital	224,542	188,516
Accumulated other comprehensive income	545	97
Retained earnings	203,359	230,861

Total shareholders’ equity	428,461	419,489

Total liabilities and shareholders’ equity	$490,232	$466,853